                                 EXHIBIT 99.1

                                  Order Form

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                                                   FIRST CAPITAL, INC.
                                 Proposed Holding Company for First Federal Bank

                                                 Stock Information Center
                                                   220 Federal Drive NW
                                                  Corydon, Indiana 47112
                                                      812) 738-XXXX
                                                    STOCK ORDER FORM

________________________________________________________________________________
DEADLINE: The Subscription Offering ends at 12:00 Noon, Eastern Daylight Time, on December XX, 1998. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at any branch by this deadline, or it will be considered void. FAXES AND COPIES WILL NOT BE ACCEPTED.
________________________________________________________________________________

     (1)Number of Shares.     Price Per Share      (2) Total Amount Due
---------------------------                     ---------------------------
                              X $10.00 =        $
---------------------------                     ---------------------------
________________________________________________________________________________

The minimum number of shares that may be subscribed for is 25.   In each of the
Subscription Offering, the Direct Community Offering or any Syndicated Community Offering, the maximum purchase for any person is 25,000 shares; provided, however, that no person, either alone or together with associates or persons acting in concert, may purchase shares in an amount that, when combined with shares received in exchange for Bank common stock, exceeds 62,500 shares.

METHOD OF PAYMENT

(3) [_] Enclosed is a check, bank draft or money order payable to First Capital, Inc. for $_________________

(4) [_] I authorize First Federal Bank to make withdrawals from my First Federal Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

          ACCOUNT NUMBER (S)             AMOUNT(S)
______________________________________________________
______________________________________________________
______________________________________________________
______________________________________________________
______________________________________________________
                    TOTAL WITHDRAWAL _________________

________________________________________________________________________________
(5) [_] Check here if you are a director, officer, or employee of First Federal Bank or a member of such person's immeidate family (same residence).
________________________________________________________________________________

(6)  PURCHASER INFORMATION (check one)
a [_] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit as of March 31, 1997. Enter information below for all deposit accounts that you had at First Federal Bank on March 31, 1997.

b [_] Supplemental Eligible Account Holder - Check here if you were a depositor with $ 50.00 or more on deposit as of September 30, 1998, but are not an eligible account holder. Enter information below for all deposit accounts that had at First Federal Bank on September 30, 1998.

c [_] Other Member - Check here if you were a depositor as of Xxxxxxxxx XX, 1998; or a borrower as of February 1, 1993 whose loan continued to be outstanding as of Xxxxxxxxx XX, 1998.

d [_] Shareholder - Check here if you are a shareholder of First Federal bank, as of Xxxxxxxxx XX, 1998, and indicate the number of shares owned by you or persons associated with you.

                                                    ---------------------
                                                                  Shares
                                                    ---------------------

e [_] Local Community - Check if you are a permanent resident of Clark, Crawford, Floyd, Harrison, or Washington Counties.

f  [_] General Community

     ACCONT TITLE (NAMES ON ACCOUNTS)                    ACCOUNT NUMBER(S)
     _____________________________________________________________________
     _____________________________________________________________________
     _____________________________________________________________________
     _____________________________________________________________________
     _____________________________________________________________________

________________________________________________________________________________

(7)  STOCK REGISTRATION / FORM OF OWNERSHIP

[_] Individual         [_] Uniform Transfer to Minors     [_] Partnership
[_] Joint Tenants      [_] Uniform Gift to Minors         [_] Individual Retirement Account
[_] Tenants in Common  [_]Corporation                     [_] Fiduciary/Trust (Under Agreement Dated _________________)

(8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT LEGIBLY AND FULL OUT COMPLETELY)
________________________________________________________________________________
Name 1                                      Social Security or Tax I.D.
--------------------------------------------------------------------------------
Name 2                                      Social Security or Tax I.D.
--------------------------------------------------------------------------------
Street                                                 Daytime
Address                                                Telephone
--------------------------------------------------------------------------------
                            Zip                        Evening
City             State      Code    County             Telephone
--------------------------------------------------------------------------------
________________________________________________________________________________

[_] NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)

          Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and
(2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
________________________________________________________________________________
ACKNOWLEDGMENT    By signing below, I acknowledge receipt of the Prospectus
dated November XX, 1998 and understand I may not change or revoke my order once it is received by First Capital, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. First Federal Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

SIGNATURE    THIS FORM MUST BE SIGNED AND DATED TWICE: HERE AND ON THE
             ---------------------------------------------------------
CERTIFICATION FORM ON THE REVERSE SIDE.  THIS ORDER IS NOT VALID IF THE STOCK
---------------------------------------
ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED
           ---                            ----
IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.   An additional signature
is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

__________________________________________________
Signature                                    Date

__________________________________________________
Signature                                    Date

__________________________________________________

__________________________________________________
FOR OFFICE   Date Rec'd ___/___/___ Order#________
USE          Check #    ___________ Category______
Batch #____  Amount$    ___________ Deposit$______
__________________________________________________

                              FIRST CAPITAL, INC.
                Proposed Holding Company for First Federal Bank

________________________________________________________________________________

   Item (6) continued; Purchaser Information

  Account Title (Names on Accounts)        Account Number
---------------------------------------------------------
_________________________________________________________
_________________________________________________________
_________________________________________________________
_________________________________________________________

Definition of Associate
-----------------------
The term "associate" of a person is defined to mean: (i) any corporation or other organization (other than First Capital, Inc. (the "Holding Company"), First Capital, Inc., M.H.C. (the "MHC"), First Federal Bank, (the "Bank"), or a majority owned subsidiary of any of them) of which such person is a director, officer or


Definition of Associate (con't)
-------------------------------
partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Holding Company or the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Holding Company, M HC, or the Bank or any of their subsidiaries.



                              CERTIFICATION FORM
(This Certification Must Be Signed In Addition to the Stock Order Form On
                                 Reverse Side)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF FIRST CAPITAL, INC., ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY FIRST FEDERAL BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision.

I further certify that, before purchasing the shares of common stock of First Capital, Inc., I received a copy of the Prospectus dated November XX, 1998 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 10 of the Prospectus:

         1.    Above Average Interest Rate Risk Associated with Fixed Rate Loans
         2.    Certain Lending Risks
         3.    Dependence on Local Economy
         4.    Interest Rate Risk
         5.    Below Average Return on Equity After Conversion
         6.    Expenses Associated with the ESOP and 1999 MRDP
         7.    Possible Dilutive Effect of Benefit Programs
         8.    Possible Voting Control by Management and Employees
         9. Anti-Takeover Provisions and Statutory Provisions that Could Discourage Hostile Acquisitions of Control
         10.   Possible Anti-Takeover Effect of Employment and Severance
               Agreements
         11.   Competition
         12.   Absence of Prior Market for the Common Stock
         13. Possible Increase in Estimated Valuation Range and Number of Shares Issued
         14.   Risk of Year 2000 Data Processing Problems
         15. Financial Institution Regulation and the Future of the Thrift Industry

______________________________               ______________________________
Signature                                    Signature
Date                                         Date
______________________________               ______________________________

(Note: If stock is to be held jointly, both parties must sign)
                                       ----

                              FIRST CAPITAL, INC.
            Stock Ownership Guide and Stock Order Form Instructions

STOCK ORDER FORM INSTRUCTIONS

ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 25,000 shares. In addition, no person, either alone or together with associates or persons acting in concert, may purchase shares in an amount that when combined with shares received in exchange for Bank common stock, exceeds 62,500 shares. First Capital, Inc. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

ITEM 3 - Payment for shares may be made by check, bank draft, or money order payable to First Capital, Inc. Your funds will earn interest at First Federal Bank's current passbook rate.

ITEM 4 - To pay by withdrawal from a savings account or certificate at First Federal Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. First Federal Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5 - Please check this box to indicate whether you are a director, officer or employee of First Federal Bank or a member of such person's immediate family

ITEM 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

ITEM 7 - Please check the appropriate box if you were:

         a) A depositor with $50.00 or more on deposit at First Federal Bank as of March 31, 1997. Enter information below for all deposit accounts that you had at First Federal Bank on March 31, 1997.
         b) A depositor with $50.00 or more on deposit at First Federal Bank as of September 30, 1998, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at First Federal Bank on September 30, 1998.
         c) A depositor at First Federal Bank as of Xxxxxxx XX, 1998, but are not an Eligible Account Holder or Supplemental Eligible Account Holder or a borrower of First Federal Bank as of February 1, 1993 whose loan continues to be outstanding as of Xxxxxxxxx XX, 1998, but are not an Eligible Account Holder or Supplemental Eligible Account Holder.
         d)   A shareholder of First Federal Bank as of Xxxxxxxxx XX, 1998.
         e) A permanent resident of Clark, Crawford, Floyd, Harrison, or Washington Counties, Indiana.
         f)   A member of the General Community

ITEM 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of First Capital, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

STOCK OWNERSHIP GUIDE
INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM GIFT TO MINORS - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. USE THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. First Federal Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.